BANKWELL FINANCIAL GROUP REPORTS OPERATING RESULTS FOR THE SECOND QUARTER AND DECLARES THIRD QUARTER DIVIDEND
New Canaan, CT – July 24, 2024 – Bankwell Financial Group, Inc. (NASDAQ: BWFG) reported GAAP net income of $1.1 million, or $0.14 per share for the second quarter of 2024, versus $8.0 million, or $1.02 per share, for the same period in 2023. Pre-tax, pre-provision net revenue ("PPNR") was $9.7 million, or $1.25 per share, for the second quarter of 2024, versus $12.8 million, or $1.68 per share for the same period in 2023.
The Company's Board of Directors declared a $0.20 per share cash dividend, payable August 23, 2024 to shareholders of record on August 12, 2024.
We recommend reading this earnings release in conjunction with the Second Quarter 2024 Investor Presentation, located at http://investor.mybankwell.com/Presentations and included as an exhibit to our July 24, 2024 Current Report on Form 8-K.
Notes Bankwell Financial Group President and CEO, Christopher R. Gruseke:

"The Company’s core profitability has begun to expand; PPNR Return on Average Assets grew to 1.22% for the quarter, while the Net interest margin (“NIM”) has expanded to 2.75%. We continue to achieve peer-leading operational efficiency with a Noninterest Expense to Average Assets ratio of 1.55% for the quarter. Going forward, the Company’s liability sensitive balance sheet is well positioned for any potential Federal Reserve rate cuts.

Earnings per share for the second quarter were reduced by approximately $0.66 due to a specific reserve taken on a non-real estate related commercial credit. The Company announced this addition to its Allowance for Credit Losses in its 8-K filed on July 2, 2024. Notwithstanding this idiosyncratic credit event, other areas of the loan portfolio have experienced improving credit trends. A significant portion of criticized and classified loans have demonstrated improved operating results and may be subject to future credit upgrades if these trends continue. Additional details regarding the specific reserve as well as other credit metrics can be found in the accompanying Investor Presentation.

We are also pleased to announce that the Company will host its first earnings call after third quarter financial results are released in October 2024. The date and time of that call will be announced in the coming weeks."
Second Quarter 2024 Highlights:
•PPNR was $9.7 million and PPNR return on average assets was 1.22% for the quarter ended June 30, 2024.
•Net income of $1.1 million for the quarter reflects the impact of an $8.2 million provision for credit losses.
◦$6.6 million of the provision for credit losses is related to a specific reserve taken against an $8.7 million commercial business credit1.
•The net interest margin was 2.75% and 2.73% for the quarter and six months ended June 30, 2024, respectively.
•Noninterest expense to average assets was 1.55% and 1.60% for the quarter and six months ended June 30, 2024, respectively.
•Total gross loans were $2.7 billion, decreasing $61.4 million, or 2.3%, compared to December 31, 2023.
•Average yield on total loans was 6.37% for the six months ended June 30, 2024.
•Deposits were $2.7 billion, decreasing $74.4 million, or 2.7%, compared to December 31, 2023.
•Brokered deposits decreased $144.2 million compared to December 31, 2023.
•FDIC-insured deposits totaled $1.9 billion and represent 72.9% of total deposits as of June 30, 2024.
•Return on average assets was 0.14% and 0.31% for the quarter and six months ended June 30, 2024, respectively.
•Return on average tangible common equity was 1.67% and 3.65% for the quarter and six months ended June 30, 2024, respectively.
•Investment securities totaled $138.0 million and represent 4.4% of total assets.

•The Company repurchased 40,140 shares and 76,320 at the weighted average prices of $24.55 and $24.94 per share for the quarter and six months ended June 30, 2024, respectively.

1 - 8-K was filed on July 2, 2024.
Earnings and Performance

Revenues (net interest income plus noninterest income) for the quarter ended June 30, 2024 were $21.9 million, versus $25.4 million for the quarter ended June 30, 2023. Revenues for the six months ended June 30, 2024 were $44.0 million, versus $52.5 million for the six months ended June 30, 2023. The decrease in revenues for the quarter and six months ended June 30, 2024 was attributable to an increase in interest expense on deposits and lower gains from loan sales partially offset by an increase in interest and fees on loans, given higher loan yields2 and prepayment fees.
Net income for the quarter ended June 30, 2024 was $1.1 million, versus $8.0 million for the quarter ended June 30, 2023. Net income for the six months ended June 30, 2024 was $4.9 million, versus $18.4 million for the six months ended June 30, 2023. The decrease in net income for the quarter and six months ended 2024 was primarily due to the aforementioned decrease in revenues and an increase in provision for credit losses.
Basic and diluted earnings per share were $0.14 and $0.14, respectively, for the quarter ended June 30, 2024 compared to basic and diluted earnings per share of $1.02 and $1.02, respectively, for the quarter ended June 30, 2023. Basic and diluted earnings per share were $0.62 and $0.62, respectively, for the six months ended June 30, 2024 compared to basic and diluted earnings per share of $2.36 and $2.34, respectively, for the six months ended June 30, 2023.
The net interest margin (fully taxable equivalent basis) for the quarters ended June 30, 2024 and June 30, 2023 was 2.75% and 3.07%, respectively. The net interest margin (fully taxable equivalent basis) for the six months ended June 30, 2024 and June 30, 2023 was 2.73% and 3.15%, respectively. The decrease in the net interest margin was due to an increase in funding costs partially offset by an increase in interest income on earning assets.
2 - The increase in overall loan yields was 28 bps and 38 bps for the quarter and six months ended June 30, 2024, respectively.
Allowance for Credit Losses - Loans ("ACL-Loans")

The ACL-Loans was $36.1 million as of June 30, 2024 compared to $27.9 million as of December 31, 2023. The ACL-Loans as a percentage of total loans was 1.36% as of June 30, 2024 compared to 1.03% as of December 31, 2023. Provision for credit losses was $8.2 million for the quarter ended June 30, 2024. The increase in the provision for credit losses for the quarter was primarily due to an additional $7.4 million for two loans. Of the $7.4 million, $6.6 million is related to a specific reserve taken against an $8.7 million commercial business credit. The credit had been previously reported as a non-performing loan as of the fourth quarter of 2023 and had previously carried a $0.4 million specific reserve. The Company's estimated remaining exposure for the commercial business credit is $1.7 million. The additional $0.8 million specific reserve was related to a construction loan.
Financial Condition
Assets totaled $3.1 billion at June 30, 2024, a decrease of $73.8 million, or 2.3% compared to December 31, 2023. Gross loans totaled $2.7 billion at June 30, 2024, a decrease of $61.4 million, or 2.3% compared to December 31, 2023. Deposits totaled $2.7 billion at June 30, 2024, a decrease of $74.4 million, or 2.7% compared to December 31, 2023.
Capital
Shareholders’ equity totaled $267.0 million as of June 30, 2024, an increase of $1.2 million compared to December 31, 2023, primarily a result of net income of $4.9 million for the six months ended June 30, 2024. The increase was partially offset by dividends paid of $3.2 million.

About Bankwell Financial Group
Bankwell is a commercial bank that serves the banking needs of residents and businesses throughout Fairfield and New Haven Counties, Connecticut. For more information about this press release, interested parties may contact Christopher R. Gruseke, President and Chief Executive Officer or Courtney E. Sacchetti, Executive Vice President and Chief Financial Officer of Bankwell Financial Group at (203) 652-0166.
For more information, visit www.mybankwell.com.
This press release may contain certain forward-looking statements about the Company. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the banking industry or securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged.

Non-GAAP Financial Measures
In addition to evaluating the Company's financial performance in accordance with U.S. generally accepted accounting principles ("GAAP"), management may evaluate certain non-GAAP financial measures, such as the efficiency ratio. A computation and reconciliation of certain non-GAAP financial measures used for these purposes is contained in the accompanying Reconciliation of GAAP to Non-GAAP Measures tables. We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. For example, the Company believes that the efficiency ratio is useful in the assessment of financial performance, including noninterest expense control. The Company believes that tangible common equity, tangible assets, tangible common equity to tangible assets, tangible common shareholders' equity, fully diluted tangible book value per common share, adjusted noninterest expense, operating revenue, efficiency ratio, average tangible common equity, annualized return on average tangible common equity, return on average assets, return on average shareholders' equity, pre-tax, pre-provision net revenue, pre-tax, pre-provision net revenue on average assets, and the dividend payout ratio are useful to evaluate the relative strength of the Company's performance and capital position. We utilize these measures for internal planning and forecasting purposes. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure.

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED BALANCE SHEETS (unaudited)
(Dollars in thousands)

	June 30, 2024	March 31, 2024	December 31, 2023	June 30, 2023
ASSETS
Cash and due from banks	$234,277	$245,043	$267,521	$207,345
Federal funds sold	17,103	2,584	1,636	54,706
Cash and cash equivalents	251,380	247,627	269,157	262,051

Investment securities
Marketable equity securities, at fair value	2,079	2,069	2,070	2,017
Available for sale investment securities, at fair value	107,635	108,417	109,736	99,938
Held to maturity investment securities, at amortized cost	28,286	15,739	15,817	15,884
Total investment securities	138,000	126,225	127,623	117,839
Loans receivable (net of ACL-Loans of $36,083, $27,991, $27,946, and $30,694 at June 30, 2024, March 31, 2024, December 31, 2023, and June 30, 2023, respectively)	2,616,691	2,646,686	2,685,301	2,736,607
Accrued interest receivable	14,675	15,104	14,863	14,208
Federal Home Loan Bank stock, at cost	5,655	5,655	5,696	5,696
Premises and equipment, net	25,599	26,161	27,018	27,658
Bank-owned life insurance	52,097	51,764	51,435	50,816
Goodwill	2,589	2,589	2,589	2,589
Deferred income taxes, net	11,345	9,137	9,383	10,014
Other assets	23,623	24,326	22,417	25,229
Total assets	$3,141,654	$3,155,274	$3,215,482	$3,252,707

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits
Noninterest bearing deposits	$328,475	$376,248	$346,172	$367,635
Interest bearing deposits	2,333,900	2,297,274	2,390,585	2,421,228
Total deposits	2,662,375	2,673,522	2,736,757	2,788,863

Advances from the Federal Home Loan Bank	90,000	90,000	90,000	90,000
Subordinated debentures	69,328	69,266	69,205	69,082
Accrued expenses and other liabilities	52,975	54,454	53,768	55,949
Total liabilities	2,874,678	2,887,242	2,949,730	3,003,894

Shareholders’ equity
Common stock, no par value	118,037	118,401	118,247	116,541
Retained earnings	150,895	151,350	149,169	133,988
Accumulated other comprehensive (loss)	(1,956)	(1,719)	(1,664)	(1,716)
Total shareholders’ equity	266,976	268,032	265,752	248,813

Total liabilities and shareholders’ equity	$3,141,654	$3,155,274	$3,215,482	$3,252,707

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(Dollars in thousands, except share data)

	For the Quarter Ended				For the Six Months Ended
	June 30, 2024	March 31, 2024	December 31, 2023	June 30, 2023	June 30, 2024	June 30, 2023
Interest and dividend income
Interest and fees on loans	$43,060	$43,325	$44,122	$42,482	$86,385	$82,205
Interest and dividends on securities	1,190	1,130	1,108	1,002	2,320	2,002
Interest on cash and cash equivalents	3,429	3,826	4,164	3,022	7,255	6,590
Total interest and dividend income	47,679	48,281	49,394	46,506	95,960	90,797
Interest expense
Interest expense on deposits	24,677	25,362	25,307	20,777	50,039	37,810
Interest expense on borrowings	1,783	1,772	1,842	1,738	3,555	3,455
Total interest expense	26,460	27,134	27,149	22,515	53,594	41,265

Net interest income	21,219	21,147	22,245	23,991	42,366	49,532
Provision (credit) for credit losses	8,183	3,683	(960)	2,579	11,866	3,405
Net interest income after provision for credit losses	13,036	17,464	23,205	21,412	30,500	46,127
Noninterest income
Bank owned life insurance	333	329	316	292	662	573
Service charges and fees	495	304	688	361	799	647
Gains and fees from sales of loans	45	321	79	725	366	1,656
Other	(190)	(39)	46	23	(229)	51
Total noninterest income	683	915	1,129	1,401	1,598	2,927
Noninterest expense
Salaries and employee benefits	6,176	6,291	6,088	6,390	12,467	12,471
Occupancy and equipment	2,238	2,322	2,231	2,204	4,561	4,288
Professional services	989	1,065	1,033	692	2,054	2,014
Data processing	755	740	747	729	1,495	1,400
Director fees	306	900	605	453	1,206	845
FDIC insurance	705	930	1,026	1,050	1,635	2,112
Marketing	90	114	139	177	203	328
Other	986	935	995	946	1,921	1,874
Total noninterest expense	12,245	13,297	12,864	12,641	25,542	25,332
Income before income tax expense	1,474	5,082	11,470	10,172	6,556	23,722
Income tax expense	356	1,319	2,946	2,189	1,675	5,360
Net income	$1,118	$3,763	$8,524	$7,983	$4,881	$18,362
Earnings Per Common Share:
Basic	$0.14	$0.48	$1.09	$1.02	$0.62	$2.36
Diluted	$0.14	$0.48	$1.09	$1.02	$0.62	$2.34
Weighted Average Common Shares Outstanding:
Basic	7,747,675	7,663,521	7,603,938	7,593,417	7,705,598	7,574,160
Diluted	7,723,888	7,687,679	7,650,451	7,601,562	7,721,880	7,639,828
Dividends per common share	$0.20	$0.20	$0.20	$0.20	$0.40	$0.40

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)

	For the Quarter Ended				For the Six Months Ended
	June 30, 2024	March 31, 2024	December 31, 2023	June 30, 2023	June 30, 2024	June 30, 2023
Performance ratios:
Return on average assets	0.14%	0.47%	1.03%	0.99%	0.31%	1.14%
Return on average shareholders' equity	1.65%	5.59%	12.82%	12.91%	3.61%	15.15%
Return on average tangible common equity	1.67%	5.65%	12.95%	13.05%	3.65%	15.31%
Net interest margin	2.75%	2.71%	2.81%	3.07%	2.73%	3.15%
Efficiency ratio(1)	55.9%	60.3%	55.0%	49.8%	58.1%	48.3%
Net loan charge-offs as a % of average loans	0.01%	0.11%	0.01%	—%	0.13%	0.02%
Dividend payout ratio(2)	142.86%	41.67%	18.35%	19.61%	64.52%	17.09%
(1)Efficiency ratio is defined as noninterest expense, less other real estate owned expenses and amortization of intangible assets, divided by our operating revenue, which is equal to net interest income plus noninterest income excluding gains and losses on sales of securities and gains and losses on other real estate owned. In our judgment, the adjustments made to operating revenue allow investors and analysts to better assess our operating expenses in relation to our core operating revenue by removing the volatility that is associated with certain one-time items and other discrete items that are unrelated to our core business.
(2)The dividend payout ratio is calculated by dividing dividends per share by earnings per share.

	As of
	June 30, 2024	March 31, 2024	December 31, 2023	June 30, 2023
Capital ratios:
Total Common Equity Tier 1 Capital to Risk-Weighted Assets(1)	11.73%	11.60%	11.30%	10.34%
Total Capital to Risk-Weighted Assets(1)	12.98%	12.63%	12.32%	11.41%
Tier I Capital to Risk-Weighted Assets(1)	11.73%	11.60%	11.30%	10.34%
Tier I Capital to Average Assets(1)	10.17%	10.09%	9.81%	9.41%
Tangible common equity to tangible assets	8.42%	8.42%	8.19%	7.58%
Fully diluted tangible book value per common share	$33.61	$33.57	$33.39	$31.45
(1)Represents Bank ratios. Current period capital ratios are preliminary subject to finalization of the FDIC Call Report.

BANKWELL FINANCIAL GROUP, INC.
ASSET QUALITY (unaudited)
(Dollars in thousands)

	For the Quarter Ended
	June 30, 2024	March 31, 2024	December 31, 2023	June 30, 2023
ACL-Loans:
Balance at beginning of period	$27,991	$27,946	$29,284	$27,998
Charge-offs:
Residential real estate	(9)	(132)	—	—
Commercial real estate	(522)	(3,306)	(824)	—
Commercial business	—	(197)	—	—
Consumer	(12)	(49)	(15)	(25)
Total charge-offs	(543)	(3,684)	(839)	(25)
Recoveries:
Residential real estate	141	—	—	—
Commercial real estate	113	—	—	—
Commercial business	—	27	464	32
Consumer	13	4	3	10
Total recoveries	267	31	467	42
Net loan (charge-offs) recoveries	(276)	(3,653)	(372)	17
Provision (credit) for credit losses - loans	8,368	3,698	(966)	2,679
Balance at end of period	$36,083	$27,991	$27,946	$30,694

	As of
	June 30, 2024	March 31, 2024	December 31, 2023	June 30, 2023
Asset quality:
Nonaccrual loans
Residential real estate	$1,339	$1,237	$1,386	$1,429
Commercial real estate	28,088	19,083	23,009	1,905
Commercial business	17,396	16,841	15,430	2,815
Construction	9,382	9,382	9,382	9,382
Consumer	—	—	—	—
Total nonaccrual loans	56,205	46,543	49,207	15,531
Other real estate owned	—	—	—	—
Total nonperforming assets	$56,205	$46,543	$49,207	$15,531

Nonperforming loans as a % of total loans	2.12%	1.74%	1.81%	0.56%
Nonperforming assets as a % of total assets	1.79%	1.48%	1.53%	0.48%
ACL-loans as a % of total loans	1.36%	1.04%	1.03%	1.11%
ACL-loans as a % of nonperforming loans	64.20%	60.14%	56.79%	197.63%
Total past due loans to total loans	0.84%	1.44%	0.78%	1.30%
Total nonaccrual loans increased $7.0 million to $56.2 million as of June 30, 2024 when compared to December 31, 2023. The increase was primarily due to a $13.9 million commercial real estate non-owner occupied office loan put on nonaccrual during the six months ended June 30, 2024. This loan represents a 16.5% participation in a $84.3 million club transaction. The increase was partially offset by the payoff of two loans totaling $4.4 million and four loans that were partially charged-off for a total of $4.0 million during the six months ended June 30, 2024.

Nonperforming assets as a percentage of total assets increased to 1.79% at June 30, 2024 from 1.53% at December 31, 2023. The ACL-Loans at June 30, 2024 was $36.1 million, representing 1.36% of total loans.

BANKWELL FINANCIAL GROUP, INC.
LOAN & DEPOSIT PORTFOLIO (unaudited)
(Dollars in thousands)

Period End Loan Composition	June 30, 2024	March 31, 2024	December 31, 2023	Current QTD % Change	YTD % Change
Residential Real Estate	$47,875	$49,098	$50,931	(2.5)%	(6.0)%
Commercial Real Estate(1)	1,912,701	1,927,636	1,947,648	(0.8)	(1.8)
Construction	150,259	151,967	183,414	(1.1)	(18.1)
Total Real Estate Loans	2,110,835	2,128,701	2,181,993	(0.8)	(3.3)
Commercial Business	503,444	508,912	500,569	(1.1)	0.6
Consumer	42,906	41,946	36,045	2.3	19.0
Total Loans	$2,657,185	$2,679,559	$2,718,607	(0.8)%	(2.3)%
(1) Includes owner occupied commercial real estate of $0.7 billion at June 30, 2024, March 31, 2024, and December 31, 2023, respectively.
Gross loans totaled $2.7 billion at June 30, 2024, a decrease of $61.4 million or 2.3% compared to December 31, 2023.

Period End Deposit Composition	June 30, 2024	March 31, 2024	December 31, 2023	Current QTD % Change	YTD % Change
Noninterest bearing demand	$328,475	$376,248	$346,172	(12.7)%	(5.1)%
NOW	122,112	95,227	90,829	28.2	34.4
Money Market	825,599	818,408	887,352	0.9	(7.0)
Savings	91,870	92,188	97,331	(0.3)	(5.6)
Time	1,294,319	1,291,451	1,315,073	0.2	(1.6)
Total Deposits	$2,662,375	$2,673,522	$2,736,757	(0.4)%	(2.7)%

Total deposits were $2.7 billion at June 30, 2024, a decrease of $74.4 million, or 2.7%, when compared to December 31, 2023. Brokered deposits have decreased $144.2 million, when compared to December 31, 2023.

BANKWELL FINANCIAL GROUP, INC.
NONINTEREST EXPENSE (unaudited)
(Dollars in thousands)

	For the Quarter Ended
Noninterest expense	June 30, 2024	March 31, 2024	June 30, 2023	June 24 vs. Mar 24 % Change	Jun 24 vs. Jun 23 % Change
Salaries and employee benefits	$6,176	$6,291	$6,390	(1.8)%	(3.3)%
Occupancy and equipment	2,238	2,322	2,204	(3.6)	1.5
Professional services	989	1,065	692	(7.1)	42.9
Data processing	755	740	729	2.0	3.6
Director fees	306	900	453	(66.0)	(32.5)
FDIC insurance	705	930	1,050	(24.2)	(32.9)
Marketing	90	114	177	(21.1)	(49.2)
Other	986	935	946	5.5	4.2
Total noninterest expense	$12,245	$13,297	$12,641	(7.9)%	(3.1)%
Noninterest expense decreased by $0.4 million to $12.2 million for the quarter ended June 30, 2024 compared to the quarter ended June 30, 2023. The decrease in noninterest expense was primarily driven by a decrease in FDIC insurance costs, mainly driven by a reduction in the Bank's brokered deposits.

	For the Six Months Ended
Noninterest expense	June 30, 2024	June 30, 2023	Jun 24 vs. Jun 23 % Change
Salaries and employee benefits	$12,467	$12,471	—%
Occupancy and equipment	4,561	4,288	6.4
Professional services	2,054	2,014	2.0
Data processing	1,495	1,400	6.8
Director fees	1,206	845	42.7
FDIC insurance	1,635	2,112	(22.6)
Marketing	203	328	(38.1)
Other	1,921	1,874	2.5
Total noninterest expense	$25,542	$25,332	0.8%

Noninterest expense increased by $0.2 million to $25.5 million for the six months ended June 30, 2024 compared to the six months ended June 30, 2023. The increase in noninterest expense was primarily driven by an increase in director fees related to timing of compensation and accelerated vestings in connection with the death of a director. The increase was partially offset by a decrease in FDIC insurance costs, mainly attributable by a reduction in the Bank's brokered deposits.

BANKWELL FINANCIAL GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (unaudited)
(Dollars in thousands, except share data)

	As of
Computation of Tangible Common Equity to Tangible Assets	June 30, 2024	March 31, 2024	December 31, 2023	June 30, 2023
Total Equity	$266,976	$268,032	$265,752	$248,813
Less:
Goodwill	2,589	2,589	2,589	2,589
Other intangibles	—	—	—	—
Tangible Common Equity	$264,387	$265,443	$263,163	$246,224

Total Assets	$3,141,654	$3,155,274	$3,215,482	$3,252,707
Less:
Goodwill	2,589	2,589	2,589	2,589
Other intangibles	—	—	—	—
Tangible Assets	$3,139,065	$3,152,685	$3,212,893	$3,250,118

Tangible Common Equity to Tangible Assets	8.42%	8.42%	8.19%	7.58%

	As of
Computation of Fully Diluted Tangible Book Value per Common Share	June 30, 2024	March 31, 2024	December 31, 2023	June 30, 2023
Total shareholders' equity	$266,976	$268,032	$265,752	$248,813
Less:
Preferred stock	—	—	—	—
Common shareholders' equity	$266,976	$268,032	$265,752	$248,813
Less:
Goodwill	2,589	2,589	2,589	2,589
Other intangibles	—	—	—	—
Tangible common shareholders' equity	$264,387	$265,443	$263,163	$246,224

Common shares issued and outstanding	7,866,499	7,908,180	7,882,616	7,829,950

Fully Diluted Tangible Book Value per Common Share	$33.61	$33.57	$33.39	$31.45

	For the Quarter Ended				For the Six Months Ended
Computation of PPNR	June 30, 2024	March 31, 2024	December 31, 2023	June 30, 2023	June 30, 2024	June 30, 2023
Income before income tax expense	$1,474	$5,082	$11,470	$10,172	$6,556	$23,722
Add:
Provision (credit) for credit losses	8,183	3,683	(960)	2,579	11,866	3,405
PPNR	$9,657	$8,765	$10,510	$12,751	$18,422	$27,127

PPNR return on average assets	1.22%	1.10%	1.27%	1.58%	1.16%	1.69%

BANKWELL FINANCIAL GROUP, INC.
EARNINGS PER SHARE ("EPS") (unaudited)
(Dollars in thousands, except share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(In thousands, except per share data)
Net income	$1,118	$7,983	$4,881	$18,362
Dividends to participating securities(1)	(40)	(41)	(79)	(84)
Undistributed earnings allocated to participating securities(1)	14	(172)	(52)	(403)
Net income for earnings per share calculation	$1,092	$7,770	$4,750	$17,875

Weighted average shares outstanding, basic	7,748	7,593	7,706	7,574
Effect of dilutive equity-based awards(2)	(24)	8	16	66
Weighted average shares outstanding, diluted	7,724	7,601	7,722	7,640
Net earnings per common share:
Basic earnings per common share	$0.14	$1.02	$0.62	$2.36
Diluted earnings per common share	$0.14	$1.02	$0.62	$2.34
(1)    Represents dividends paid and undistributed earnings allocated to unvested stock-based awards that contain non-forfeitable rights to dividends.
(2)    Represents the effect of the assumed exercise of stock options and the vesting of restricted shares, as applicable, utilizing the treasury stock method.

BANKWELL FINANCIAL GROUP, INC.
NONINTEREST INCOME (unaudited)
(Dollars in thousands)

	For the Quarter Ended
Noninterest income	June 30, 2024	March 31, 2024	June 30, 2023	Jun 24 vs. Mar 24 % Change	Jun 24 vs. Jun 23 % Change
Bank owned life insurance	$333	$329	$292	1.2%	14.0%
Service charges and fees	495	304	361	62.8	37.1
Gains and fees from sales of loans	45	321	725	(86.0)	(93.8)
Other	(190)	(39)	23	Unfavorable	Unfavorable
Total noninterest income	$683	$915	$1,401	(25.4)%	(51.2)%
Noninterest income decreased $0.7 million for the quarter ended June 30, 2024 compared to the quarter ended June 30, 2023. The decrease in noninterest income was driven by lower gains as a result of fewer SBA loan sales for the quarter ended June 30, 2024.

	For the Six Months Ended
Noninterest income	June 30, 2024	June 30, 2023	Jun 24 vs. Jun 23 % Change
Bank owned life insurance	$662	$573	15.5%
Service charges and fees	799	647	23.5%
Gains and fees from sales of loans	366	1,656	(77.9)%
Other	(229)	51	Unfavorable
Total noninterest income	$1,598	$2,927	(45.4)%
Noninterest income decreased $1.3 million for the six months ended June 30, 2024 compared to the six months ended June 30, 2023. The decrease in noninterest income was driven by lower gains as a result of fewer SBA loan sales for the six months ended June 30, 2024.

BANKWELL FINANCIAL GROUP, INC.
NET INTEREST MARGIN ANALYSIS ON A FULLY TAX EQUIVALENT BASIS - QTD (unaudited)
(Dollars in thousands)

	For the Quarter Ended
	June 30, 2024			June 30, 2023
	Average Balance	Interest	Yield/ Rate (4)	Average Balance	Interest	Yield/ Rate (4)
Assets:
Cash and Fed funds sold	$273,301	$3,429	5.05%	$227,777	$3,023	5.32%
Securities(1)	137,360	1,139	3.32	128,576	955	2.97
Loans:
Commercial real estate	1,901,189	27,654	5.75	1,935,058	27,099	5.54
Residential real estate	49,046	772	6.30	56,981	643	4.51
Construction	159,184	2,871	7.14	206,844	3,691	7.06
Commercial business	523,382	11,028	8.34	557,482	10,646	7.55
Consumer	42,335	735	6.98	29,326	500	6.84
Total loans	2,675,136	43,060	6.37	2,785,691	42,579	6.05
Federal Home Loan Bank stock	5,655	118	8.42	5,610	98	7.00
Total earning assets	3,091,452	$47,746	6.11%	3,147,654	$46,655	5.86%
Other assets	95,453			96,603
Total assets	$3,186,905			$3,244,257

Liabilities and shareholders' equity:
Interest bearing liabilities:
NOW	$107,310	$49	0.18%	$98,048	$42	0.18%
Money market	833,489	8,552	4.13	902,225	8,083	3.59
Savings	90,987	688	3.04	112,585	860	3.06
Time	1,291,595	15,388	4.79	1,298,170	11,792	3.64
Total interest bearing deposits	2,323,381	24,677	4.27	2,411,028	20,777	3.46
Borrowed Money	159,288	1,783	4.43	163,138	1,738	4.21
Total interest bearing liabilities	2,482,669	$26,460	4.29%	2,574,166	$22,515	3.51%
Noninterest bearing deposits	368,516			375,514
Other liabilities	63,177			46,565
Total liabilities	2,914,362			2,996,245
Shareholders' equity	272,543			248,012
Total liabilities and shareholders' equity	$3,186,905			$3,244,257
Net interest income(2)		$21,286			$24,140
Interest rate spread			1.82%			2.36%
Net interest margin(3)			2.75%			3.07%
(1)Average balances and yields for securities are based on amortized cost.
(2)The adjustment for securities and loans taxable equivalency amounted to $67 thousand and $51 thousand for the quarters ended June 30, 2024 and 2023, respectively.
(3)Annualized net interest income as a percentage of earning assets.
(4)Yields are calculated using the contractual day count convention for each respective product type.

BANKWELL FINANCIAL GROUP, INC.
NET INTEREST MARGIN ANALYSIS ON A FULLY TAX EQUIVALENT BASIS - YTD (unaudited)
(Dollars in thousands)

	For the Six Months Ended
	June 30, 2024			June 30, 2023
	Average Balance	Interest	Yield/ Rate (4)	Average Balance	Interest	Yield/ Rate (4)
Assets:
Cash and Fed funds sold	$282,981	$7,255	5.16%	$271,328	$6,590	4.90%
Securities(1)	136,049	2,199	3.23	129,225	1,912	2.96
Loans:
Commercial real estate	1,911,896	56,295	5.82	1,926,852	52,125	5.38
Residential real estate	49,624	1,490	6.01	58,207	1,286	4.42
Construction	160,080	5,844	7.22	186,684	6,651	7.09
Commercial business	520,188	21,314	8.10	549,963	21,394	7.74
Consumer	41,150	1,442	7.05	23,971	749	6.30
Total loans	2,682,938	86,385	6.37	2,745,677	82,205	5.95
Federal Home Loan Bank stock	5,678	239	8.44	5,442	193	7.14
Total earning assets	3,107,646	$96,078	6.12%	3,151,672	$90,900	5.74%
Other assets	93,179			90,427
Total assets	$3,200,825			$3,242,099

Liabilities and shareholders' equity:
Interest bearing liabilities:
NOW	$99,493	$88	0.18%	$95,494	$81	0.17%
Money market	858,670	17,698	4.14	905,021	14,468	3.22
Savings	91,979	1,402	3.06	124,387	1,586	2.57
Time	1,304,332	30,851	4.76	1,275,417	21,675	3.43
Total interest bearing deposits	2,354,474	50,039	4.27	2,400,319	37,810	3.18
Borrowed Money	159,257	3,555	4.42	162,215	3,454	4.24
Total interest bearing liabilities	2,513,731	$53,594	4.29%	2,562,534	$41,264	3.25%
Noninterest bearing deposits	352,768			389,608
Other liabilities	62,775			45,494
Total liabilities	2,929,274			2,997,636
Shareholders' equity	271,551			244,463
Total liabilities and shareholders' equity	$3,200,825			$3,242,099
Net interest income(2)		$42,484			$49,636
Interest rate spread			1.83%			2.49%
Net interest margin(3)			2.73%			3.15%
(1)Average balances and yields for securities are based on amortized cost.
(2)The adjustment for securities and loans taxable equivalency amounted to $118 thousand and $102 thousand for the six     months ended June 30, 2024 and 2023, respectively.
(3)Annualized net interest income as a percentage of earning assets.
(4)Yields are calculated using the contractual day count convention for each respective product type.